UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2017

Tennant Company

(Exact Name of Registrant as Specified in Charter)

Minnesota	1-16191	41-0572550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 N. Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota	55440
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (763) 540-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Issuance of 5.625% Senior Notes due 2025

On April 18, 2017, Tennant Company (the “Company”) issued and sold $300,000,000 in aggregate principal amount of its 5.625% Senior Notes due 2025 (the “Notes”), pursuant to an Indenture, dated as of April 18, 2017 (the “Indenture”), among the Company, the Guarantors (as defined therein), and Wells Fargo Bank, National Association, a national banking association, as trustee.  The Notes are guaranteed by Tennant Coatings, Inc. and Tennant Sales and Service Company (collectively, the “Guarantors”), which are wholly owned subsidiaries of the Company.  The Notes were sold pursuant to a Purchase Agreement, dated April 12, 2017, among the Company, the Guarantors and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several purchasers named therein.

The Notes will mature on May 1, 2025.  Interest on the Notes will accrue at the rate of 5.625% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on November 1, 2017.

The Notes and the guarantees will constitute senior unsecured obligations of the Company and the Guarantors, respectively.  The Notes and the guarantees, respectively, will be: (a) equal in right of payment with all of the Company’s and the Guarantors’ senior debt, without giving effect to collateral arrangements; (b) senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt, if any; (c) effectively subordinated in right of payment to all of the Company’s and the Guarantors’ debt and obligations that are secured, including borrowings under the Company’s senior secured credit facilities for so long as the senior secured credit facilities are secured, to the extent of the value of the assets securing such liens; and (d) structurally subordinated in right of payment to all liabilities (including trade payables) of the Company’s and the Guarantors’ subsidiaries that do not guarantee the Notes.

On or after May 1, 2020, the Company may redeem the Notes, in whole or in part, at any time and from time to time at specified redemption prices, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.  In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes at any time and from time to time before May 1, 2020, with an amount up to the net proceeds of certain equity offerings at a redemption price of 105.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date.  The Company may also redeem the Notes, in whole or in part, at any time and from time to time before May 1, 2020 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a ‘‘make-whole’’ premium.

If the Company experiences certain kinds of changes of control, it may be required to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.  If the Company makes certain asset sales and does not use the net proceeds for specified purposes, it may be required to offer to repurchase the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture governing the Notes contains covenants that limit, among other things, the Company’s and its restricted subsidiaries’ ability to: (a) incur additional indebtedness (including guarantees thereof); (b) incur or create liens on their assets securing indebtedness; (c) make certain restricted payments; (d) make certain investments; (e) dispose of certain assets; (f) allow to exist certain restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; (g) engage in certain transactions with affiliates; and (h) consolidate or merge with or into other companies.

The Notes have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Company used the net proceeds from this offering to refinance a term loan that was borrowed by it as part of the financing for the acquisition of IP Cleaning S.p.A. and to pay related fees and expenses.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (which includes the form of notes) filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company entered into a Registration Rights Agreement, dated April 18, 2017, among the Company, the Guarantors and Goldman, Sachs & Co. and J.P. Morgan Securities LLC (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company agreed (1) to use its commercially reasonable efforts to consummate an exchange offer to exchange the Notes for new registered notes (the “exchange notes”), with terms substantially identical in all material respects with the Notes (except that the exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions) and (2) if required, to have a shelf registration statement declared effective with respect to resales of the Notes.  If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 4.2 hereto, which is incorporated by reference herein.

Certain Relationships

The initial purchasers of the Notes are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.  The initial purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.  Affiliates of certain of the initial purchasers are lenders under the Company’s senior secured credit facilities and will receive a portion of the proceeds from the offering.  In the ordinary course of their various business activities, the initial purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments.  Such investment and securities activities may involve the Company’s securities and instruments and those of its affiliates.  Affiliates of certain of the initial purchasers have also provided the Company with certain finance commitments in connection with the execution of the acquisition of IP Cleaning S.p.A., for which they have received or will receive customary fees and reimbursement of expenses.  Goldman, Sachs & Co. acted as financial advisor to the Company in connection with the acquisition, for which it has received customary fees.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

4.1                               Indenture dated as of April 18, 2017.

4.2                               Registration Rights Agreement dated April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: April 24, 2017	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer